UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 29, 2005

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

17500 Cartwright Road, Irvine, CA 92614

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant  to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2005 the Board of Directors of Raining Data Corporation appointed Richard W. Smith as a director to serve on the Board of Directors.   Mr. Smith currently serves as a sales and business development consultant for global technology and semiconductor organizations.   From 1997 through 2004, Mr. Smith held various management positions with Intel Corporation, most recently as Business Development Manager for Intel Capital.  Prior to Intel, Mr. Smith held positions with Cummins Engine Company and General Electric and served in various Officer roles with the United States Army.

Mr. Smith received his Bachelor of Science Degree in Civil Engineering from the United States Military Academy at West Point and his Masters of Business Administration from the Darden Graduate School of Business Administration at the University of Virginia.

Mr. Smith has also been appointed to serve on the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

By:	/s/ Brian C. Bezdek	Date: August 29, 2005
Brian C. Bezdek,
Chief Financial Officer